Exhibit 10.5

K N O W – H O W - L I C E N S E - C O N T R A C T

This Contract is
entered into between	Fraunhofer-Gesellschaft zur Förderung
der Angewandten Forschung e. V.

whose Registered Office is at	Hansastrasse 27 C
80686 München
Germany

- hereinafter called "FhG" -

for its	Fraunhofer-Institut für Keramische Technologien und Systeme
Winterbergstraße 28
D-01277 Dresden
Germany

- hereinafter called "IKTS" -

and	PV Nano Cell, Ltd.

whose Registered Office is at	Hamasger St. 8
Southern Industrial Zone
Migdal Haemek
Israel

- hereinafter called "PVN" -

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I.	Preamble

1.	IKTS and PVN co-operate in the field “Printing and Characterization of Ag-glass-inks. In this connection FhG/IKTS sent to PVN the offer no. 64-440-11-04 of March 25, 2011. PVN charged IKTS with its purchase order of April 04, 2011.

2.	On August 26, 2011 FhG and PVN signed a “Memorandum of Understanding for License Agreement” (MOU).

3.	IKTS owns extensive technical Know-how in the field of "injectable ink containing glass-frits for crystalline solar cells".

4.	PVN owns extensive technical know-how in the field of injectable ink for metallization of crystalline solar cells, and is developing disruptive technology that achieves significant cost reduction in the manufacturing process of silicon cells through inkjet printing of inks based on nano metric materials. Therefore PVN is interested in taking a license to exploit FhG/IKTS's Know-how. FhG is willing to grant a license with respect to said Know-how to PVN.

Now therefore, the parties agree, with due regard to the “Memorandum of Understanding for License Agreement” as follows:

II.	Definitions

1.	"Know-how" is the essential and confidential know-how of IKTS as described in Annex A. Annex A is part of this Contract.

2.	“Contract Products" are glass-frits as described in the Know-how.

3.	“Field of Use” shall mean Ink-jetable ink containing lead-containing glasspowders for crystalline solar cells.

4.	“Exploit” or "Exploitation" means to use and have use of the Know-how, including but not limited to the right to make, have made, modify, create derivative work, license, sell, have sold and otherwise commercialize the Contract Products.

5.	"Effective Date" is the date, when this Contract is signed by both parties.

III.	Subject of this Contract

1.	Know-how-Transfer

FhG shall deliver to PVN the Know-how within a transfer project according to the 64-412-12-09. The conditions of the transfer project have to be agreed separately.

2.	Scope of the license

2.1	FhG hereby grants to PVN an exclusive perpertual, world-wide transferable license to Exploit the Know-how through the Exploitation of the Contract Products or the grant of a license to do the same.

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2.2	PVN is obligated to use it’s reasonable commercial efforts to exploit the Contract Products.

2.3	The obligations of PVN according to this Know-how-License-Contract remain in full force also in the case that PVN and/or a third party, charged by PVN to manufacture Contract Products, change or have changed the nominal composition of the glasspowders marginally so that there will be no negative impact concerning its functionality refered to the ink.

3.	Territory of license

The Know-how license is granted world-wide.

4.	Assignment/Transfer of the license

The license is assignable and transferable, provided that the rights of FhG shall not be negatively affected by the assignment or transfer. PVN shall inform FhG about an assignment/transfer immediately in written form.

5.	Sublicense

5.1	PVN is entitled to grant sublicenses, provided that the rights of FhG shall not be negatively affected by the sublicense. PVN is entitled to charge a third party to manufacture Contract Products (have made). If PVN has charged a third party or intends to grant a sub-license, PVN shall inform FhG about that immediately in written form.

5.2	The validity of the sublicenses depends on the validity of this license.

5.3	PNV is liable that FhG shall receive from each sublicense-agreement the same royalties as contracted in this Contract under III.8.1.

6.	Guarantees

6.1	FhG is not liable for any infringements or damages of third parties' rights in consequence of PVN’s exploitation of the Know-how, except with respect to claims made by FhG employees or workers with respect to the validity of this license Contract, or rights owning to said FhG employees or workers with respect thereof.

6.2	FhG is in no event liable for, respectively does not warrant the trustworthiness, quality, industrial exploitability, serviceability of the licensed Contract Products for the supposed purpose or any other purpose.

6.3	PVN shall at all times during the term of this Contract and thereafter, indemnify, defend and hold FhG, its trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys` fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Contract Products or arising from any obligation of PVN hereunder.

In no event shall either party, its trustees, shareholders, officers, employees and affiliates be liable for special or consequential damages, losses, costs, charges, claims, demands, fees or expenses of any nature or kind.

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6.4	PVN shall obtain and carry in full force and effect a product liability insurance which shall protect PVN and FhG in regard to events covered by Paragraph 6.3 above. Such insurance shall be written by a reputable insurance company authorized to do business world-wide and shall list FhG as an additional named insured there under and shall require thirty (30) days written notice to be given to FhG prior to any cancellation or material change thereof. The limits of such occurrence shall be set from time to time by the board of directors of PVN. PVN shall provide FhG with certificates of Insurance evidencing the same on January 1 of each calendar year during the duration of this Contract.

6.5	Each party confirms to the other party that it has full power, right and authority and has taken all required action necessary to permit it to execute and deliver and to carry out the terms of this Contract and all other actions, documents or instruments required hereby. Each party further confirms to the other party that the persons signing this contract are the authorized signatories on behalf of said party.

7.	Confidentiality

7.1	PVN shall use all Know-how obtained here fore or hereafter from FhG solely according to this Contract, shall not use such Know-how for any other purpose, and shall not divulge such Know-how or any portion thereof to other parties, unless such Know-how: (a) was rightfully known to PVN prior to its obtaining the same from FhG (b) becomes rightfully known to PVN from sources other than either directly or indirectly from FhG; (c) becomes public knowledge other than by breach of this Contract by PVN or by another licensee of FhG, or (d) is disclosed as part of the Exploitation of the Know-how under similar confidentiality undertakings or as incorporated in the Contract Products.

The obligations of this subsection shall cease ten (10) years from the date on which such Know-how is acquired by under this Contract. Upon termination of this Contract, with respect to Know-how subject to the obligations of this subsection, PVN shall promptly return to FhG, at PVN’s expense, all documents and other materials supplied to PVN as Know-how, as well as all copies and reproductions thereof, except as required in order to maintain accurate business records of PVN.

7.2	Section III.7.1 shall apply vice versa, if PVN discloses confidential information to FhG. During the term of this Contract, for the purpose of confidentiality, the Know-how shall be deemed confidential information not to be disclosed by FhG to third parties.

7.3	Except as provided by III.7.2 of this Contract, PVN is not obligated to disclose to FhG any information that it deems proprietary or confidential. Except as provided by III.7.2 of this Contract, FhG has no obligation to treat in confidence, nor to restrict, in any way, the use, reproduction, or publication of information obtained from PVN.

7.4	Each party shall inform the other party of any third party coming to its attention, whose rights could be violated by the use of the Contract Products.

8.	Royalties

8.1	For each kg of Contract Products (excluding the pilot fabrication kg) exploited by PVN, PVN shall pay to FhG a royalty of 25 Euro. As long as FhG provides PVN (and pays for it) with glass frits manufactured in a pilot-fabrication scale limited to 200kg in total PVN shall pay no royalty with respect to the FhG manufactured glass frits quantity.

8.2	PVN shall pay to FhG an annual minimum license fee of EURO 2000,- initially for the year 2013. This minimum license fee shall be creditable against the royalties due for this calendar year under this Contract.

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9.	Statements, Books and Records, Rights of Inspecting

9.1	PVN shall deliver to FhG within 60 (sixty) days after the end of each calendar year a report regarding this calendar year in writing setting forth:

(a) The number (in kilos) of Contract Products exploited by PVN and/or its sublicensees,

(b) The total royalties according to clause III.8.1 due.

If there was no Exploitation within a calendar year PVN shall report so.

9.2	After receiving an invoice from FhG concerning clauses III.8.1 and III.9.1 PVN shall pay the royalties according to clause III.8.1 to FhG after setting off the minimum license fee.

9.3	All payments shall be made in EURO plus VAT (if there are any) and shall be non-refundable.

VAT or any other sales tax shall be additionally borne by PVN, if applicable. With respect to withholding tax in Israel for the payments because of this Contract, PVN shall bear such withholding amount provided FhG is not entitled to reimbursement therefore in Germany.

9.4	PVN shall keep complete books and records of all uses, sales, returns or other disposals by PVN of the Know-how and/or the Contract Products and FhG shall have the right to inspect said books and records in a mutually agreed manner insofar as may be necessary to verify the accuracy of the same and of reports and statements provided for herein.

The costs for this inspection shall be borne by FhG. If there will be an difference of more than 5 % to the disadvantage of FhG (related to the inspected time period) PVN shall bear this costs.

10.	Period of validity

This Contract comes into force on the Effective Date and shall have a term of ten years.

After the end of the Contarct PVN shall be entitled to exploit the knwow-how gratuitous.

11.	Termination

11.1	PVN may terminate this Contract for any or no reason upon ninety (90) days prior written notice to FhG.

11.2	Termination for Default. In the event that either party commits a material breach of its obligations under this Contract and fails to cure that breach within 60 days after receiving written notice thereof, the other party may terminate this Contract immediately upon written notice to the party in breach.

11.3	Bankruptcy. Either party may terminate this Contract upon notice to the other if the other party becomes insolvent, is adjudged bankrupt, applies for judicial or extra-judicial settlement with its creditors, makes an assignment for the benefit of its creditors, voluntarily files for bankruptcy or has a receiver or trustee (or the like) in bankruptcy appointed by reason of its insolvency, or in the event an involuntary bankruptcy action is filed against the other party and not dismissed within ninety (90) days, or if the other party becomes the subject of liquidation or dissolution proceedings or otherwise discontinues business, and in all such events without the bankrupt, insolvent or liquidated entity having a successor in interest ready to continue to be bound by the terms of this Contract.

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11.4	FhG may terminate this Contract upon thirty (30) days prior written notice to PVN, if PVN challenges the Know-how.

11.5	FhG shall have the right to terminate this Contract if PVN has paid only the minimum license fees set forth in clause III.8.2 for two consecutive years. This termination is possible for the first time by the end of the year 2015.

11.6	Also in the case of 11.1 paid royalties and fees shall be non-refundable.

11.7	All notices relevant to termination have to be made by registered mail/return receipt.

12.	Sale of remaining items

PVN shall be entitled to fill orders for Contract Products already received and to make or have made for it and to sell Contract Products for which commitments to vendors have been made at the time of such termination, subject to payment of applicable royalties thereon.

13.	Pilot-fabrication by FhG/IKTS

Section 7 of the MOU shall bind the parties with respect to pilot-fabrication.

14.	Applicable law, arbitration

14.1	This Contract shall be construed according to the laws of Germany.

14.2	This contract is based on mutual trust. The parties hereto shall endeavour to settle any disputes on an amicable basis.

In cases where no such amicable settlement is possible all disputes arising in connection with the present Contract shall be decided finally by the competent German court

15.	Additional conditions

This Contract is made between the parties without derogating from the MOU referenced in the preamble which is binding upon the parties including with respect to issues not dealt with herein. No verbal Contracts have been made. Alterations and supplementary provisions of this Contract are to be marked, need written form and are binding if they are signed by the parties of this Contract. Verbal Contracts are only valid if they are confirmed by written form. To the Contract belongs the Annex A.

16.

Export Controls

lt is understood that the export of goods and/or the transfer of results, services and inform ation under this Contract is subject to export laws and regulations. FhG does not warrant that if any import or export license is required for the fulfillment of any of its contractual obligations, such license shall be issued or shall be issued in due time.

In case the fulfillment of any contractual obligation of FhG would violate import or export laws and regulations FhG is not obliged to fulfill that obligation.

In any such case each contracting party shall be entitled to terminate this Contract with immediate effect. Compensation claims shall be excluded in case of any restriction resulting from import or export laws and regulations and/or any delay of the granting of the import or export license.

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17.	Addresses

All communications are to be addressed to:

PV Nano Cell, Ltd.
Attn. Dr. Fernando De La Vega, CEO

Hamasger St. 8

Southern Industrial Zone

Migdal Haemek

Israel

respectively to:

Fraunhofer-Gesellschaft

Patente und Lizenzen

Hansastraße 27 C

D-80686 München

Germany                                                           (concerning the clauses of this contract)

respectively to:

Fraunhofer-Institut für Keramische Technologien und Systeme

Winterbergstraße 28
D-01277 Dresden
Germany                                                          (concerning the Contract Products).

18.	Salvatorian Clause

The ineffectiveness of one or more provisions of this agreement does not affect the validity of the others. Each party to this Contract can in this case demand that a new valid provision be agreed which best achieves the economic purpose of the ineffective provision.

19.	, any notice sent by one party to the other by registered mail to addresses provided by one party to the other from time to time - will be deemed to have been received on the 5th business day after the day of mailing. Fax and electronic messages will be deemed to have been received on the business day following the day of transmission. Hand delivered messages will deemed received upon delivery.

Migdal Haemek, ........................	München, ..................................

PV Nano Cell, Ltd.	Fraunhofer-Gesellschaft zur Förderung der angewandten Forschung e.V.

/S/ Dr. Fernando de la Vega	/S/ Dr. Schubert
(………………………………………)	(Dr. Schubert)

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Anlage A to the Know-how-License-Contract 151/12
between PVN and FhG

Know-how

-	Nominal composition of the glass frit entitled as G550
-	Method for the preparation of the glass frit G550
-	Method for the preparation of a glass powder from the glass frit G550
-	Methods for the characterization of the glass frit G550 and the according glass powders derived from these glass frit.
-	The characterization methods have to be determined in detail within future collaboration projects with PV Nanocell

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